UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 5, 2026

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On January 5, 2026, JELD-WEN Holding, Inc. (the “Company”) appointed Jeffrey Embt as the Company’s Chief Accounting Officer.
Mr. Embt has more than 20 years of experience in accounting, financial management, external reporting and strategic planning. From March 2024 to December 2025, Mr. Embt served as Chief Financial Officer of Proterra LLC, a manufacturer of battery systems for electric vehicles and commercial equipment, where he was also the Chief Accounting Officer from June 2023 until March 2024. Prior to Proterra, Mr. Embt held various accounting and finance positions with increasing levels of responsibilities at BWX Technologies, Inc., global manufacturer of nuclear components, including the Head of Finance for BWXT Medical (from February 2022 to June 2023) and Manager, Technical Accounting (from April 2017 to January 2022). Mr. Embt was also an Audit Senior Manager with Deloitte & Touche LLP. Mr. Embt has a bachelor’s degree in accounting and finance from Coastal Carolina University and completed his graduate and executive education at the University of Tennessee.
Pursuant to his employment agreement, Mr. Embt’s compensation includes a base salary of $375,000 per year; participation in the Company’s management incentive plan with a target incentive award of 35% of his base salary; a one-time cash sign-on bonus of $50,000; participation in the Company’s long-term equity incentive plan with a target of 45% of his base salary; a one-time award of restricted stock units with a value of $200,000, which will vest ratably over three years; and participation in the employee retirement, savings and welfare benefit plans and programs made available to the Company’s employees.
There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Embt and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Embt and any other person pursuant to which he was selected as the Company’s Chief Accounting Officer, and he does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed at this time under Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
On January 5, 2026, the Company issued a press release announcing the appointment of Mr. Embt. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated January 5, 2026.
104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2026		JELD-WEN HOLDING, INC.

	By:	/s/ James S. Hayes
James S. Hayes
Executive Vice President, General Counsel and Corporate Secretary